Exhibit 10.4

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of [●], 2021 and is by and among FS Development Holdings II, LLC, a Delaware limited liability company (“Sponsor”), Pardes Biosciences, Inc. (f/k/a FS Development Corp. II), a Delaware corporation (the “Company”), and each of the individuals and entities executing a counterpart signature page to this Agreement (each, a “Voting Party”, and, collectively, the “Voting Parties”).

RECITALS

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of June 29, 2021 (the “Merger Agreement”), by and among the Company, Orchard Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and Pardes Biosciences Sub, Inc. (f/k/a Pardes Biosciences, Inc.), a Delaware corporation (“Pardes”);

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement and simultaneously with the execution and delivery of this Agreement, Merger Sub is being merged with and into Pardes, with Pardes being the Surviving Corporation, as a result of which Pardes will be the wholly-owned subsidiary of the Company; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor, the Company and each Voting Party, intending to be legally bound, agree as follows:

AGREEMENT

1. Agreement to Vote. During the Term (as defined below), each Voting Party agrees to vote all voting securities of the Company that it owns from time to time and may vote in the election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Board of Directors.

2.1 Immediately following the consummation of the Merger, or as soon as practicable thereafter, the Company board of directors (the “Board”) will be comprised of [five (5) to seven (7)] directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of [●] Directors (the “Class I Directors”), Class II consisting of [●] Directors (the “Class II Directors”) and Class III consisting of [●] Directors (the “Class III Directors”). [●] shall constitute the initial Class I Directors and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; [●] shall constitute the Class II Directors and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2023; and [Sponsor designee] [and [●]] shall constitute the initial Class III Directors and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders held in 2024. The full [five (5) to seven (7)] member Board will be comprised of [●] [and [four (4)] other members designated by the Pardes board of directors; provided that the Pardes board of directors may designate up to [two (2)] additional Independent Directors]. At least a majority of the Board shall qualify as Independent Directors.

2.2 Through the consummation of the 2024 annual stockholders meeting (the “Term”), at each annual or special meeting of stockholders of the Company for the election of Class III Directors, Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to the Company’s stockholders), one (1) individual to serve as a Class III Director; provided, however, if at any time during the Term the Sponsor owns less than [to insert an amount equal to 25% of the PubCo Shares held by Sponsor as of immediately following the Closing] shares of Class A Common Stock of the Company (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the Sponsor and the obligations of the Board under this Section 2.2 shall automatically terminate. For avoidance of doubt, Sponsor shall not have more than one (1) individual nominee serving as a Class III Director at any time during the Term.

2.3 Through the consummation of the 2022 annual stockholders meeting, the Pardes’ board of directors as constituted immediately prior to the Effective Time shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to the Company’s stockholders), (a) one (1) individual to serve as a Class I Director, two (2) individuals to serve as Class II Directors and one (1) individual to serve as a Class III Director for the initial term of such directors and (b) up to two (2) additional Independent Directors.

2.4 All Directors shall hold office, subject to their earlier death, resignation or removal in accordance with this Agreement and applicable Law, until their respective successors shall have been elected and qualified.

2.5 All Directors elected in accordance with Section 2.2 during the initial term of the Class III Director designated thereunder or Section 2.3 during the initial term of the Class I Director, Class II Directors or Class III Director designated thereunder, as applicable, shall be removed from the Board only (a) upon the vote or written consent of the Voting Party that is entitled to designate such Director under Section 2.2 or Section 2.3, as applicable or (b) pursuant to the vote of the Company’s stockholders at any annual or special meeting of stockholders. Upon any individual elected as provided in Section 2.2 or Section 2.3, as applicable, ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to designate such individual under Section 2.2 or Section 2.3, as applicable, shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to designate the applicable director pursuant to Section 2.2 or Section 2.3, as applicable.

2.6 Nothing in this Agreement shall prevent the Board from increasing the size of the Board or decreasing the size of the Board (but not below five (5) directors) after the Effective Time and, with respect to increases in the size of the Board, to assign such additional directors among the applicable class of directors as appropriate.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are (a) sold on a national securities exchange on which the Company common stock is listed for trading on the date in question or (b) transferred by such Voting Party to a Person that is not Controlled by such Voting Party.

4. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5. Specific Enforcement. It is agreed and understood that (a) monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, (b) this Agreement shall be specifically enforceable and (c) any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defence that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

6. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

7. Termination. This Agreement shall terminate on the last day of the Term.

8. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended, or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Sponsor.

9. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Parties shall become Voting Shares for purposes of this Agreement.

10. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

12. Counterparts; Electronic Execution or Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed electronically; any executed counterpart of this Agreement may be delivered by facsimile or electronic mail; and any such electronically executed or delivered copy of a counterpart signature page shall have the same force and effect as an originally executed copy hereof.

13. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Voting Agreement is hereby executed effective as of the date first set forth above.

FS DEVELOPMENT HOLDINGS II, LLC

By:
Name:
Title:

PARDES BIOSCIENCES, INC. (f/k/a FS Development Corp. II)

By:
Name:
Title:

[Signature Page to Voting Agreement]

VOTING PARTIES:

KHOSLA VENTURES VII, LP

By:
Its:	General Partner

By:
Name:
Title

KHOSLA VENTURES SEED D, LP

By:
Its:	General Partner

By:
Name:
Title:

FORESITE CAPITAL FUND V, L.P.

By:
Its:	General Partner

By:
Name:
Title:

FORESITE CAPITAL OPPORTUNITY FUND V, L.P.

By:
Its:	General Partner

By:
Name:
Title:

[Signature Page to Voting Agreement]

GMF PARDES LLC

By:
Its:

By:
Name:
Title:

LOPATIN DESCENDANTS’ TRUST

By:
Name:	Uri A. Lopatin, M.D.
Title:	Trustee

By:
Name:	Katherine Lopatin
Title:	Trustee

Uri A. Lopatin, M.D.

Lee D. Arnold, Ph.D.

Brian Kearney, PharmD

Heidi Henson

Elizabeth Lacy

[Signature Page to Voting Agreement]